Exhibit 99.1

Certification of

Chief Executive Officer

of Granite Broadcasting Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2002 of Granite Broadcasting Corporation (the “Issuer”).

I, W. Don Cornwell, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

(i)                                     the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)                                  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2002.
	/s/	W. DON CORNWELL
W. Don Cornwell
Chief Executive Officer